Exhibit 99.1

FOR IMMEDIATE RELEASE

MTR GAMING GROUP ANNOUNCES SECOND QUARTER RESULTS

CHESTER, WV – July 21, 2005 – MTR Gaming Group, Inc. (Nasdaq National Market:MNTG) today announced financial results for the second quarter and six-month period ended June 30, 2005.  See attached tables (including Reconciliation of Non-GAAP Measures to GAAP).

Total revenues for the quarter rose 18% to $97.8 million compared to $83.2 million for the second quarter of 2004.  EBITDA was $12.1 million compared to $13.8 million in the same period last year.  Net income was $1.6 million or $0.06 per diluted share compared to $3.0 million or $0.10 per diluted share in the second quarter of 2004.  Net win from slot operations at Mountaineer was $67.3 million, producing net win-per-day-per-machine of $230 based on an average of 3,218 machines for the current quarter compared to $231 on an average of 3,220 machines in the second quarter of 2004.  The Company’s Nevada properties accounted for $18.5 million of total revenues and $1.1 million of EBITDA for the quarter.

For the first half of 2005, total revenues rose 11% to $175.8 million from $158.8 million in the first six months of 2004.  EBITDA was $25.6 million versus $26.9 million in the same period last year.  Net income was $4.5 million or $0.15 per diluted share compared to $6.0 million or $0.21 per diluted share in the first half of 2004.  Net win at Mountaineer was $129.4 million during the first half of 2005, producing net win-per-day-per-machine of $222 based on an average of 3,218 machines for the current period, compared to $226 with an average of 3,220 machines in the 2004 period.  The Company’s Nevada properties accounted for $26.4 million of total revenues and $2.3 million of EBITDA for the first six months of the year.  MTR’s performance continues to reflect the carrying costs of the numerous developments on which it is working and which it continues to believe will further diversify the Company.

The Company attributed the decreases in EBITDA and net income compared to 2004 principally to lower than expected revenue at Mountaineer resulting primarily from increased competition from local Limited Video Lottery parlors.  Additionally, Mountaineer experienced a sharp increase (approximately $550,000) in costs associated with its self-insured employee health care plan.  During the second quarter of 2005, the Company expensed approximately $395,000 for general and administrative costs and wrote-off approximately $485,000 from the disposal of property both related to terminated projects.

Commenting on the results at Mountaineer, Edson R. (Ted) Arneault, President and CEO of MTR Gaming Group, noted: “Obviously, we are concerned by the lack of revenue growth at our flagship property.  In anticipation of new competition, such as West Virginia’s Limited Video Lottery in bars and fraternal organizations and Pennsylvania’s new slot law, we built a luxury hotel, a conference center, a first-class spa, a renowned steak house and other amenities in order to differentiate our resort product from these new forms of competition.  And, while we saw a proliferation of Limited Video Lottery parlors in Mountaineer’s target market during most of the first half of 2005, we are now seeing a decrease in the number of parlors and their net win as the novelty wears off and our marketing initiatives take hold.

Nevertheless, the market appears to be telling us that we must also differentiate our gaming product, particularly if we are to succeed in attracting the 25-45 demographic.  Accordingly, we will continue to pursue legislation for table games at Mountaineer.  We will also continue to pursue a new bridge to improve access to the resort.”

Binion’s Gambling Hall & Hotel

During the second quarter, Binion’s accounted for $15.7 million of total revenues and $763,000 of EBITDA.  The transition of the operation of the property, which the Company took over toward the end of the first quarter of 2005, is progressing satisfactorily.  The Company has rounded out its property-level management team, added a point-of-sale system, an automated player tracking system, and re-opened the race and sports book.  The Company has also reconfigured the gaming floor and mix of games to attract more walk-by traffic from Fremont Street and increase the volume of play in the pit.  The Company intends to capitalize on the revitalization of Downtown Las Vegas and the property’s history as the birthplace of the modern poker craze.

Financial Guidance

For the third quarter of 2005, the Company expects total revenues of approximately $100.0 - $104.0 million, EBITDA of approximately $17.5 - $18.9 million and net income of approximately $5.1 - $6.1 million.  The Company’s guidance assumes that (i) there will be no material new competition; and (ii) no material changes in economic conditions, West Virginia gaming or tax laws or world events; and is subject to recoverability of certain costs in the event the Company is unable to move forward with plans in Minnesota or Michigan.

Reconciliation of Non-GAAP Measures to GAAP

EBITDA or earnings before interest, taxes, depreciation and amortization is not a measure of performance or liquidity calculated in accordance with generally accepted accounting principles (“GAAP”), is unaudited and should not be considered an alternative to, or more meaningful than, net income or income from operations as an indicator of our operating performance, or cash flows from operating activities, as a measure of liquidity.  We have presented EBITDA as a supplemental disclosure because it is a widely used measure of performance and basis for valuation of companies in our industry.  Uses of our cash flows that are not reflected in EBITDA include capital expenditures (which are significant given our expansion), interest payments, income taxes, and debt principal repayments.  Moreover, other companies that provide EBITDA information may calculate EBITDA differently than we do.  A reconciliation of GAAP income from operations to EBITDA is included in the financial tables accompanying this release.

Annual Meeting and Second Quarter Conference Call & Webcast

MTR’s 2004 Annual Meeting of Shareholders will take place on Thursday, July 21, 2005, at 10:00 am ET at the New York Marriott East Side in New York City.  Immediately following the Annual Meeting, at approximately 10:30 am ET on July 21, management will discuss the Company’s second quarter financial results.  Interested parties may participate in the Annual Meeting and/or second quarter discussion by dialing 706-679-0882.  Both the Annual Meeting and second quarter discussion will be broadcast live over the Internet via the Investor Relations section of the Company’s web site at www.mtrgaming.com.  To listen to the live webcast please go to the website at least 15 minutes early to register, download and install any necessary audio software.

About MTR Gaming Group

MTR Gaming Group, Inc., through subsidiaries, owns and operates the Mountaineer Race Track & Gaming Resort in Chester, West Virginia; Scioto Downs in Columbus, Ohio; the Ramada Inn and Speedway Casino in North Las Vegas, Nevada; Binion’s Gambling Hall & Hotel in Las Vegas, Nevada, and holds a license to build Presque Isle Downs, a thoroughbred racetrack with pari-mutuel wagering in Erie, Pennsylvania.  The Company also owns a 50% interest in the North Metro Harness Initiative, LLC, which has a license to construct and operate a harness racetrack 30 miles north of downtown Minneapolis (judicial review pending). Additionally, the Company has entered into a definitive agreement to acquire a 90% interest in Jackson Trotting Association, LLC, which operates Jackson Harness Raceway in Jackson, Michigan.  The Mountaineer facility, the Company’s primary source of revenues, currently encompasses a thoroughbred racetrack with off-track betting and export simulcasting, 3,220 slot machines, 359 hotel rooms, golf course, spa & fitness center, theater and events center, convention center and fine dining and entertainment.  MTR is included on the Russell 2000® and Russell® 3000 Indexes.  For more information, please visit www.mtrgaming.com.

Except for historical information, this press release contains forward-looking statements concerning, among other things, the construction of a racetrack and card room in Minnesota, the prospects for our operation of Binion’s and financial results for the third quarter.  Such statements are subject to a number of risks and uncertainties that could cause the statements made to be incorrect and/or for actual results to differ materially. Those risks and uncertainties include but are not limited to favorable resolution of the pending legal challenge to North Metro Harness Initiative’s Minnesota racing license, successful completion of a 50-day race meet and regulatory approval of a card room plan of operations for the planned Minnesota racetrack, disruption in developing our planned Pennsylvania and Minnesota operations and other facilities we may expand and/or acquire, our compliance with environmental laws and potential exposure to environmental liabilities, successful operation of Binion’s, and other factors described in the Company’s periodic reports filed with the Securities and Exchange Commission.  The Company does not intend to update publicly any forward-looking statements, except as may be required by law.

For Additional Information, Please Contact:
MTR Gaming Group, Inc.	Investor Relations Counsel:
Edson R. (Ted) Arneault, President & CEO	The Equity Group Inc.
(304) 387-8300	www.theequitygroup.com
www.mtrgaming.com	Lauren Barbera
(212) 836-9610
lbarbera@equityny.com

MTR GAMING GROUP, INC.

CONDENSED AND CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited)

	Three Months Ended June 30		Six Months Ended June 30
	2005	2004	2005	2004
Revenues:
Gaming	$80,166,000	$69,672,000	$147,390,000	$136,132,000
Parimutuel commissions	3,889,000	4,065,000	6,045,000	6,273,000
Food, beverage and lodging	11,078,000	6,423,000	17,775,000	11,845,000
Other	2,709,000	2,992,000	4,574,000	4,597,000
Total revenues	97,842,000	83,152,000	175,784,000	158,847,000
Less promotional allowances	(2,101,000)	(1,228,000)	(3,455,000)	(2,499,000)
Net revenues	95,741,000	81,924,000	172,329,000	156,348,000

Costs of revenues:
Cost of gaming	48,857,000	44,036,000	88,732,000	84,203,000
Cost of parimutuel commissions	2,780,000	2,725,000	4,800,000	4,699,000
Cost of food, beverage and lodging	9,578,000	4,767,000	14,819,000	8,975,000
Cost of other revenues	2,286,000	2,157,000	3,908,000	4,202,000
Total cost of revenues	63,501,000	53,685,000	112,259,000	102,079,000

Gross profit	32,240,000	28,239,000	60,070,000	54,269,000

Selling, general and administrative expenses:
Marketing and promotions	3,050,000	2,958,000	4,870,000	5,171,000
General and administrative	17,054,000	11,516,000	29,598,000	22,229,000
Depreciation and amortization	5,909,000	5,563,000	11,763,000	10,506,000

Total selling, general and administrative expenses	26,013,000	20,037,000	46,231,000	37,906,000

Operating income	6,227,000	8,202,000	13,839,000	16,363,000

Other (expense) income:
Equity in loss of unconsolidated joint venture	(31,000)	—	(77,000)	—
(Loss) gain on disposal of property	(488,000)	31,000	(472,000)	31,000
Interest income	40,000	44,000	138,000	105,000
Interest expense	(3,184,000)	(3,510,000)	(6,252,000)	(6,939,000)

Income before provision for income taxes	2,564,000	4,767,000	7,176,000	9,560,000
Provision for income taxes	(962,000)	(1,763,000)	(2,691,000)	(3,537,000)

Net income	$1,602,000	$3,004,000	$4,485,000	$6,023,000

Net income per share:
Basic	$0.06	$0.11	$0.16	$0.21
Diluted	$0.06	$0.10	$0.15	$0.21

Weighted average number of shares outstanding:
Basic	28,685,039	28,535,266	28,653,251	28,355,900
Diluted	29,014,264	28,856,343	29,002,279	28,855,692

MTR GAMING GROUP, INC.

SELECTED FINANCIAL INFORMATION

(unaudited)

	Three Months Ended June 30		Six Months Ended June 30
	2005	2004	2005	2004
Net revenues:
Mountaineer Park	$76,454,000	$76,891,000	$144,824,000	$147,746,000
Binion’s Gambling Hall	14,839,000	638,000	19,745,000	851,000
Las Vegas Speedway	2,627,000	2,421,000	5,141,000	4,902,000
Scioto Downs	1,815,000	1,971,000	2,613,000	2,843,000
Corporate	6,000	3,000	6,000	6,000
Consolidated	$95,741,000	$81,924,000	$172,329,000	$156,348,000

EBITDA:
Mountaineer Park	$14,640,000	$15,756,000	$30,017,000	$30,599,000
Binion’s Gambling Hall	763,000	587,000	1,635,000	799,000
Las Vegas Speedway	322,000	195,000	664,000	486,000
Scioto Downs	(437,000)	(517,000)	(789,000)	(1,010,000)
Corporate	(3,152,000)	(2,256,000)	(5,925,000)	(4,005,000)
Consolidated	$12,136,000	$13,765,000	$25,602,000	$26,869,000

MTR GAMING GROUP, INC. SELECTED FINANCIAL INFORMATION RECONCILIATION OF OPERATING INCOME (LOSS) TO EBITDA (unaudited)

The following tables set forth a reconciliation of operating income (loss), a GAAP financial measure, to EBITDA, a non-GAAP financial measure.

	Three Months Ended June 30		Six Months Ended June 30		Financial Guidance For the Three Months Ending September 30, 2005
	2005	2004	2005	2004
Mountaineer Park:
Operating income	$9,846,000	$11,412,000	$20,411,000	$22,249,000
Depreciation and amortization	4,794,000	4,344,000	9,606,000	8,350,000
EBITDA	$14,640,000	$15,756,000	$30,017,000	$30,599,000

Binion’s Gambling Hall:
Operating income	$409,000	$204,000	$1,023,000	$288,000
Depreciation and amortization	354,000	383,000	612,000	511,000
EBITDA	$763,000	$587,000	$1,635,000	$799,000

Las Vegas Speedway:
Operating income (loss)	$72,000	$(119,000)	$158,000	$(119,000)
Depreciation and amortization	250,000	314,000	506,000	605,000
EBITDA	$322,000	$195,000	$664,000	$486,000

Scioto Downs:
Operating loss	$(649,000)	$(729,000)	$(1,232,000)	$(1,441,000)
Depreciation and amortization	212,000	212,000	443,000	431,000
EBITDA	$(437,000)	$(517,000)	$(789,000)	$(1,010,000)

Corporate:
Operating loss	$(3,451,000)	$(2,566,000)	$(6,521,000)	$(4,614,000)
Depreciation and amortization	299,000	310,000	596,000	609,000
EBITDA	$(3,152,000)	$(2,256,000)	$(5,925,000)	$(4,005,000)

Consolidated:
Operating income	$6,227,000	$8,202,000	$13,839,000	$16,363,000	$11,300,000 - $12,700,000
Depreciation and amortization	5,909,000	5,563,000	11,763,000	10,506,000	6,200,000
EBITDA	$12,136,000	$13,765,000	$25,602,000	$26,869,000	$17,500,000 - $18,900,000

MTR GAMING GROUP, INC.

CONDENSED AND CONSOLIDATED BALANCE SHEETS

	June 30 2005	December 31 2004
	(unaudited)
ASSETS

Current assets:
Cash and cash equivalents	$22,592,000	$22,443,000
Restricted cash	957,000	604,000
Accounts receivable, net of allowance for doubtful accounts of $129,000 in 2005 and $91,000 in 2004	7,771,000	4,417,000
Accounts receivable - West Virginia Lottery Commission	4,792,000	—
Inventories	3,481,000	2,877,000
Deferred financing costs	1,471,000	1,469,000
Prepaid taxes	1,205,000	505,000
Deferred income taxes	962,000	962,000
Other current assets	4,446,000	2,262,000
Total current assets	47,677,000	35,539,000

Property and equipment:
Land	34,732,000	34,731,000
Building	163,365,000	157,843,000
Equipment and automobiles	82,459,000	77,037,000
Furniture and fixtures	16,432,000	16,252,000
Construction in progress	19,420,000	10,082,000
	316,408,000	295,945,000
Less accumulated depreciation	(84,243,000)	(73,403,000)
	232,165,000	222,542,000

Other assets:
Goodwill	1,492,000	1,492,000
Other intangibles	14,285,000	14,285,000
Note receivable	—	2,172,000
Deferred income taxes	3,851,000	3,851,000
Deferred financing costs, net of current portion	4,039,000	4,775,000
Deposits and other	17,374,000	15,371,000
	41,041,000	41,946,000
Total assets	$320,883,000	$300,027,000

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$11,980,000	$2,966,000
Accounts payable - West Virginia Lottery Commission	—	677,000
Accrued payroll and payroll taxes	3,578,000	2,308,000
Accrued tax liability	—	—
Accrued interest	3,238,000	3,244,000
Other accrued liabilities	12,617,000	6,258,000
Current portion of capital leases	422,000	1,792,000
Current portion of long-term and other debt	387,000	383,000
Total current liabilities	32,222,000	17,628,000

Capital lease obligations, net of current portion	1,000	4,000
Long-term and other debt, less current portion	133,045,000	133,133,000
Deferred leasehold obligation	5,133,000	5,177,000
Long-term deferred compensation	7,150,000	5,710,000
Deferred income taxes	15,121,000	15,121,000
Total liabilities	192,672,000	176,773,000

Shareholders’ equity:
Common stock	—	—
Paid in capital	62,364,000	61,892,000
Retained earnings	65,847,000	61,362,000
Total shareholders’ equity	128,211,000	123,254,000
Total liabilities and shareholders’ equity	$320,883,000	$300,027,000

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